EX-99.B-77Q1

SUB-ITEM 77Q1(a): Amendments to Registrant's Charter:

1.

Amendment to Charter, effective December 21, 2007, filed by EDGAR on December 28, 2007 as Ex-99.B(a)tgtartsup7 to Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A and is incorporated by reference herein.